UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2020 (October 20, 2020)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock (Par Value $2.50 per share)	UNP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c) Departure and Appointment of Certain Officers

On October 20, 2020, Union Pacific Corporation (the Company) announced that Jim Vena will transition from Chief Operating Officer to Senior Advisor to the Chairman effective January 1, 2021. In his role as Senior Advisor to the Chairman, Mr. Vena will continue overseeing railroad operation initiatives including the intermodal end to end product, balance of engineering resources, and critical capital projects as well as other key initiatives. Mr. Vena will also assist with the transition of responsibilities to his successor. Mr. Vena will serve as Senior Advisor through June 30, 2021.

The Board of Directors of Union Pacific Railroad (the Railroad), the principal operating subsidiary of the Company, acting upon recommendation of the Compensation and Benefits Committee, approved the appointment of Eric J. Gehringer, as its Executive Vice President Operations, effective January 1, 2021. Mr. Gehringer, age 41, currently serves as Senior Vice President Transportation. Mr. Gehringer has been with the Company for fifteen years, and previously held engineering and operating leadership positions, including Vice President of Mechanical and Engineering, Assistant Vice President of Engineering – Track Programs, General Director of Maintenance of Way, and General Director of Equipment and Track. Mr. Gehringer will receive an annual base salary of $400,000, with a target bonus and other compensation for 2021 to be set by the Board, in February 2021, consistent with the Company’s annual compensation program.

There is no arrangement or understanding between Mr. Gehringer and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Gehringer and any director or executive officer of the Company. Mr. Gehringer is not a party to any transaction in which the Company is a participant.

Item 7.01. Regulation FD Disclosure.

On October 20, 2020, the Company issued a press release regarding the transition of Mr. Vena from Chief Operating Officer to Senior Advisor to the Chairman effective January 1, 2021 and appointment of Mr. Gehringer as Executive Vice President Operations of the Railroad effective January 1, 2021. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1Press Release of Union Pacific Corporation dated October 20, 2020

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2020

UNION PACIFIC CORPORATION

By:	/s/ Jennifer L. Hamann
Jennifer L. Hamann
Executive Vice President and Chief Financial Officer